Exhibit 10(c)

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT (the “First Amendment”) is made effective as of the 11th day of April, 2017, between REX RADIO AND TELEVISION, INC., an Ohio corporation (the “Corporation”) and DOUGLAS L. BRUGGEMAN (the “Employee”) under the following circumstances:

Recitals

A.     The Corporation and the Employee entered into an Employment Agreement dated June 2, 2015 (the “Agreement”).

B.     The Corporation and the Employee desire to amend Section 4.2 of the Agreement as set forth herein.

NOW, THEREFORE, the undersigned hereby amend the Agreement by deleting Section 4.2 and replacing it in its entirety by the following provisions:

4.2.   Bonus.

(a)   Bonus. In addition to Employee’s salary as provided in Section 3.1, Employee shall be entitled to an annual cash and/or incentive plan bonus computed based upon the earnings of REX American Resources Corporation (“REX”) determined by the independent public accountants then engaged by REX (the “Bonus”).

Employee’s Bonus shall be equal to 1.5% of the amount equal to 154% of “Net Income Attributable to REX Common Shareholders” (after tax), then adding back incentive and stock compensation expense, for each fiscal year of REX during the Employment Period or any period of renewal, and shall be paid two-thirds in cash when determined and one-third in an award of restricted stock based on the then closing price of REX common stock vesting in one-third installments on the first three anniversaries of the grant.

(b)   Bonus Limitation. Notwithstanding Sections 4.2(a), Employee shall in no event receive a total bonus exceeding $1,500,000 in any fiscal year. Subject to Sections 6.3 and 6.7 below, the Corporation shall pay the Bonus to Employee during the calendar year in which the Performance Period ends.

Except as modified by this First Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first set forth above.

REX RADIO AND TELEVISION, INC. an Ohio corporation

By:	/s/Edward M, Kress, Secretary
Edward M. Kress, Secretary

EMPLOYEE:

/s/Douglas L. Bruggeman
DOUGLAS L. BRUGGEMAN
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